EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Pre-Effective Amendment No. 4 to the Registration Statement of Eaton Vance NextShares Trust II (1933 Act File No. 033-197734) of my opinion dated July 30, 2015, which was filed as Exhibit (i) to Pre-Effective Amendment No. 3.

/s/ Kathryn A. McElroy
Kathryn A. McElroy, Esq.

November 23, 2015

Boston, Massachusetts